Exhibit 10.12
REDWIRE CORPORATION
2021 OMNIBUS INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”) is effective as of the Grant Date, by and between Redwire Corporation, a Delaware corporation (the “Company”), and Grantee.

Grantee:
Grant Date:
Grant Number:
Number of Shares:
Exercise Price Per Share:
Expiration Date:

The Company has adopted the Redwire Corporation 2021 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), by this reference made a part hereof, for the benefit of eligible employees, prospective employees, consultants and non-employee directors of the Company or any of its Affiliates. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.
Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the Nonqualified Stock Option (the “Option”) provided herein in order to provide the Grantee with the potential to earn additional remuneration for services rendered, to encourage the Grantee to remain in the employ of, or in service to, the Company or its Affiliates and to increase the Grantee’s personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.Grant of Option. Pursuant to the Plan and subject further to the terms and conditions herein, the Company and the Grantee enter into this Agreement pursuant to which the Company grants to the Grantee an Option to purchase a Number of Shares of Stock. The exercise price per share of Stock subject to the Option is defined above, and the Option shall expire on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).
2.Vesting of Option. The Option shall vest as follows:            in each case, subject to the Grantee’s continuous employment or service with the Company or any of its Affiliates through each such vesting date (each, and any earlier vesting date pursuant to Section 4(a), a “Vesting Date”).

3.Exercise of Option. The Grantee shall be eligible to exercise the vested portion of the Option during its term, subject to the terms of the Plan and this Agreement. The Option shall be deemed exercised once the Company receives (a) a notice of exercise (in such form as the Committee may specify from time to time) from the Grantee, and (b) full payment of the exercise price for the shares of Stock underlying the portion of the Option that will be exercised (together with applicable tax withholding). The Grantee may pay the exercise price (and applicable tax withholding) in a manner approved by the Committee, which may include: (i) in cash or by certified or bank cashier’s check, (ii) by delivery of shares of Stock having a value equal to the exercise price, (iii) by a broker-assisted cashless exercise, or (iv) by any other means approved by the Committee.
4.Termination of Employment or Service. Subject to Section 4(a) below, if the Grantee ceases employment or service to the Company or the applicable Affiliate for any reason, the vested and unvested portion of the Option will be immediately forfeited and cancelled, and the Grantee will thereupon cease to have any right or entitlement to receive any shares of Stock under this Agreement.
(a)Notwithstanding the foregoing,
(i)upon a Termination (x) due to death or Disability, one hundred percent (100%) of the Option shall vest as of the date of such Termination (which shall be considered a Vesting Date for purposes of Section 3) and any outstanding portion of the Option shall expire on the earlier of (A) the Expiration Date or (B) the one (1)-year anniversary of such Termination; and (y) by the Grantee for any reason or by the Company or applicable Affiliate without Cause, one hundred percent (100%) of the unvested portion of the Option will be forfeited and cancelled for no consideration, and any vested portion of the Option will be cancelled and forfeited for no consideration unless such vested portion is exercised within thirty (30) days of such Termination; or
(ii)upon the occurrence of a Change in Control, (x) to the extent the Option is not assumed by the surviving entity in connection with such Change in Control, one hundred percent (100%) of the unvested portion of the Option shall vest as of the date of such Change in Control (which shall be considered a Vesting Date for purposes of Section 3), and the Grantee shall receive a cash payment equal to the Fair Market Value of the shares of Stock subject to the Option; and (y) to the extent the Option is assumed by the surviving entity in connection with such Change in Control, upon a Termination by the Company or an Affiliate without Cause within the twenty-four (24) month period following such Change in Control, one hundred percent (100%) of the unvested portion of the Option shall vest as of the date of such Termination, and the Grantee shall have ninety (90) days following the date of such Termination to exercise the vested portion of the Option.
5.No Ownership Rights Prior to Issuance of Shares of Stock upon Exercise. Neither the Grantee nor any other person shall become the beneficial owner of the shares of Stock underlying the Option nor have any rights of a shareholder (including, without limitation, dividend or dividend equivalent and voting rights) with respect to any such shares of Stock underlying the

Option, unless and until and after such shares of Stock have been issued in the name of the Grantee upon exercise of the Option pursuant to Section 3 hereof, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.

6.Mandatory Withholding of Taxes. The Grantee acknowledges and agrees that the Company shall deduct from the shares of Stock otherwise deliverable upon exercise a number of shares of Stock (valued at their Fair Market Value) on the applicable date that is equal to the amount of all federal, state and local income taxes and other taxes of any kind required to be withheld by the Company, as determined by the Committee. With the consent of the Committee, the Grantee may elect to have the Company withhold or purchase, as applicable, from shares of Stock that would otherwise be deliverable upon exercise a number of shares of Stock (valued at their Fair Market Value) that shall not exceed the product of the maximum federal rate that could be applicable to the Grantee and the Fair Market Value of the shares of Stock otherwise deliverable.
7.Restrictions Imposed by Law. The Grantee agrees that the Company will not be obligated to deliver any shares of Stock to the Grantee if counsel to the Company determines that such delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance or delivery of shares of Stock to comply with any such law, rule, regulation or agreement.
8.Assignability. Except as expressly provided herein, the Option is not transferable (voluntarily or involuntarily) other than by will or the laws of descent and distribution and may not otherwise be assigned, pledged, hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the award provided for herein shall immediately become null and void, and the Option shall be immediately forfeited and cancelled therefor for no consideration.
9.Notice. Any notice required under this Agreement to be given or delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Grantee must be in writing and addressed to the Grantee at the address the Grantee designates in writing to the Company.
10.Grantee Employment or Service. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the employ or service of the Company or any of its Affiliates or interfere in any way with the right of the Company or applicable Affiliate to terminate the Grantee’s employment or service at any time, with or without Cause.
11.Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions of the Agreement will remain fully effective and enforceable.

12.Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all exhibits and schedules appended hereto, including the Plan. This Agreement is entered into, and the award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the Sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
13.Duplicate Originals. The Company and the Grantee may execute any number of copies of this Agreement. Each executed copy shall be an original, but all of them together represent the same agreement.
14.Rules by Committee. The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.
15.Entire Agreement. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Option and replaces and makes null and void any prior agreements, oral or written, between the Grantee and the Company with respect to the Option.
16.Code Section 409A. Payments under this Agreement are designed to be made in a manner that is exempt from Code Section 409A as a “short-term deferral,” and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
17.Forfeiture and Clawback Provisions. Notwithstanding any other provision in this Agreement, the Option and any shares of Stock issued upon exercise of the Option (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Committee or required by applicable law, be subject to the provisions of any clawback policy implemented by the Company or otherwise required by applicable law, whether or not such clawback policy was in place at the Grant Date and whether or not the Option is vested.
18.Restrictive Covenants. The vested and unvested portions of the Option shall be automatically forfeited to the extent the Grantee violates any noncompetition, nonsolicitation, or any other restrictive covenants that may be contained in any employment or service agreement, restrictive covenant agreement, or any other agreement between the Company or any of its Affiliates and the Grantee, whether entered into prior to, on, or following the Grant Date, and the Grantee hereby reaffirms all such obligations.

19.Grantee Acceptance. The Grantee shall signify acceptance of the terms and conditions of this Agreement by executing this Agreement and returning an executed copy to the Company.
[Signature Page Follows]

REDWIRE CORPORATION
By: _______________________________
Name:
Title:
ACCEPTED:
__________________________________
Grantee
Signature Page
to
NonQualified Stock Option Award Agreement